UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 March 21, 2005
          -------------------------------------------------------------
                Date of Report (Date of earliest event reported)

                             A.B. WATLEY GROUP INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                      1-14897              13-3911867
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
          incorporation)                                    Identification No.)

                                 90 Park Avenue
                            New York, New York 10016
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (212) 500-6500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 21, 2005 we entered into a two year employment agreement (the "Employment Agreement") with John G. Hewitt pursuant to which Mr. Hewitt is serving as our Chief Executive Officer and is also serving as the President and Chief Executive Officer for our wholly owned subsidiary, A.B. Watley Direct, Inc. The term of the agreement is extendable for additional one year periods at the mutual discretion of the parties. The Employment Agreement provides for the payment of a base annual salary of $250,000 to Mr. Hewitt together with 5,000,000 shares of our restricted common stock (the "Compensation Shares") and 7,500,000 common stock purchase warrants (the "Compensation Warrants"). See Item
3.02 hereof. The warrants are subject to anti-dilution. Mr. Hewitt is further entitled to participate in our proposed employee bonus pool which may be funded with up to 25% of our annual net profit, if any, for the twelve month periods commencing April 1, 2005. In the event the Employment Agreement is terminated by Mr. Hewitt for "good reason", as such tern is defined therein, or is terminated by us "without cause", as such term us defined therein, we are obligated to pay Mr. Hewitt all of the base salary due for the remainder of the term. Further, in the event of termination for "good reason", "without cause" or as the result of the death or disability of Mr. Hewitt, all of the Compensation Warrants will be given the opportunity to vest for the remainder of the term, and at the end of the term all non-vested Compensation Warrants will be cancelled. In the event that during the first year of the term, Mr. Hewitt terminates the Employment Agreement for other than "good reason" or we terminate the Employment Agreement "with cause" Mr. Hewitt will be required to return the Compensation Shares to us for cancellation. Further, in the event of a termination at any time by Mr. Hewitt for other than "good reason" or by us "for cause" all of the Compensation Warrants shall become immediately void and of no further effect.

SECTION 3 SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to our March 21, 2005 Employment Agreement with John G. Hewitt described in Item 1.01 hereof, we will issue 5,000,000 shares of common stock and 7,500,000 common stock purchase warrants to Mr. Hewitt, each to purchase one share of our common stock at any time during the 10 year period commencing March 21, 2005. 2,000,000 of the warrants have an exercise price of $.05 per share and vest when and if we achieve a cumulative net profit during the term of the Employment Agreement of $1,500,000 or more. 2,000,000 of the warrants have an exercise price of $.20 per share and vest when and if we achieve a cumulative net profit during the term of the Employment Agreement of $4,500,000 or more. 2,000,000 of the warrants have an exercise price of $.40 per share and vest when and if we achieve a cumulative net profit during the term of the Employment Agreement of $7,500,000 or more. 1,500,000 of the warrants have an exercise price of $.40 per share and vest when and if we achieve a cumulative net profit during the term of the Employment Agreement of $10,500,000 or more. Subject to earlier forfeiture, as provided in the Employment Agreement, in the event the cumulative net profit target of $10,500,000 is not achieved on or before March 31, 2009, all non-vested warrants will be forfeited.


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

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective March 21, 2005, John G. Hewitt was appointed as our Chief Executive Officer and as the President and Chief Executive Officer of A.B. Watley Direct, Inc. For a description of the material terms of Mr. Hewitt's engagement see Items 1.01 and 3.02 hereof.

John G. Hewitt has more than 25 years of extensive experience in the financial, securities, and brokerage fields having worked for, among others, the New York Stock Exchange, Goldman Sachs & Co., Knight Securities, L.P. and Soleil Securities Corporation. He has held several senior management positions and has had experience developing corporate strategies and marketing plans. He has been responsible for, among other things, corporate technology, recruiting and training, finance, operations, compliance, and business planning.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C)   EXHIBITS

ITEM NO.    DESCRIPTION
--------    -----------

10.1        Employment Agreement dated March 21, 2005 between
            Registrant and John G. Hewitt.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         A.B. WATLEY GROUP INC.


                                         By: /s/ Robert Malin
                                         ----------------------
                                             Name: Robert Malin
                                             Title: President

Date:    March 25, 2005


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